As filed with the Securities and Exchange Commission on August 21, 2023

 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOTH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	82-1553794
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Rockefeller Plaza, Suite 1039

New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

Hoth Therapeutics, Inc.

Amended and Restated 2022 Omnibus Equity Incentive Plan

(Full title of the plan)

Robb Knie
Chief Executive Officer
Hoth Therapeutics, Inc.
1 Rockefeller Plaza, Suite 1039

New York, New York 10020

(Name and address of agent for service)

(646) 756-2997

(Telephone number, including area code, of agent for service)

With a copy to:

Richard A. Friedman, Esq.
Nazia J. Khan, Esq.
Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10012

Telephone: (212) 653-8700

Facsimile: (212) 653-8701

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 495,317 shares of common stock that were reserved for issuance under the Hoth Therapeutics, Inc. Amended and Restated 2022 Omnibus Equity Incentive Plan (the “2022 Plan”). The Registrant previously filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 on July 1, 2022 (SEC File No. 333-265984) (the “Prior Registration Statement”), registering shares of common stock issuable under the Hoth Therapeutics, Inc. 2022 Omnibus Equity Incentive Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023;

●	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 15, 2023 and August 11, 2023, respectively;

●	The Company’s Current Reports on Form 8-K filed with the SEC on February 28, 2023 and June 6, 2023 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC);

●	The Company’s definitive proxy statement on Schedule 14A filed with the SEC on June 27, 2023;

●	The description of the Company’s common stock which is contained in the Company’s Registration Statement on Form 8-A filed on February 6, 2019 (File No. 001-38803) under the Exchange Act, including any amendments or reports filed with the SEC for the purpose of updating such description; and

●	All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8. EXHIBITS.

See the attached Exhibit Index on the page immediately following the signature pages hereto, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of August 2023.

Hoth Therapeutics, Inc.

By:	/s/ Robb Knie
Robb Knie
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ David Briones
David Briones
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robb Knie, with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robb Knie	Chief Executive Officer, President and Director	August 21, 2023
Robb Knie	(Principal Executive Officer)

/s/ David Briones	Chief Financial Officer	August 21, 2023
David Briones	(Principal Financial and Accounting Officer)

/s/ Wayne Linsley	Director	August 21, 2023
Wayne Linsley

/s/ David B. Sarnoff	Director	August 21, 2023
David B. Sarnoff

/s/ Graig Springer	Director	August 21, 2023
Graig Springer

/s/ Jeff Pavell	Director	August 21, 2023
Jeff Pavell

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen Stock Certificate evidencing shares of common stock (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 14, 2018)
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Hoth Therapeutics, Inc. Amended and Restated 2022 Omnibus Equity Incentive Plan
10.2	Form of Incentive Stock Option Award pursuant to the Hoth Therapeutics, Inc. Amended and Restated 2022 Omnibus Equity Incentive Plan
10.3	Form of Nonqualified Stock Option Award pursuant to the Hoth Therapeutics, Inc. Amended and Restated 2022 Omnibus Equity Incentive Plan
23.1	Consent of WithumSmith+Brown, PC
23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table

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